UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2025

ESAB Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-41297	87-0923837
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

 909 Rose Avenue, 8th Floor
North Bethesda, MD 20852
(Address of Principal Executive Offices) (Zip Code)

(301) 323-9099
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ESAB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On June 26, 2025, ESAB Corporation, a Delaware corporation, issued a press release announcing it has signed a definitive agreement to acquire EWM GmbH, a German-based leader in heavy industrial welding equipment and advanced automation. The transaction is expected to close during the second half of 2025, subject to customary closing conditions and regulatory approvals. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained under this Item 7.01 in this Current Report on Form 8-K, including the information included in Exhibit 99.1 hereto, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

99.1 Press release of ESAB Corporation, dated June 26, 2025

104 Cover Page Interactive Data File - The cover page from this Current Report on Form 8-K is formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 26, 2025		ESAB Corporation
		By:	/s/ Curtis E. Jewell
		Name:	Curtis E. Jewell
		Title:	Senior Vice President, General Counsel and Secretary